UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 22, 2012

(Date of Report: Date of earliest event reported)

Realgold International, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-21909	86-0779928
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

Unit 1202, Level 12, One Peking,

1 Peking Road, Tsim Sha Tsui,

Kowloon, Hong Kong

 (Address of principal executive office)

Registrant's telephone number, including area code:    +852 39809369

Copy of Communications To:

Bernard & Yam, LLP
Attention: Bin Zhou, Esq.
401 Broadway Suite 1708
New York, NY 10013
Tel: 212-219-7783
Fax: 212-219-3604
(Name, Address and Telephone Number of Person
Authorized to Receive Notice and Communications on Behalf of Registrant)

Check the appropriate box below if the Form 8-K/A is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Explanatory Note:

This Form 8-K/A is the Amendment to the Form 8-K Current Report that we filed on December 28, 2012 and is to provide the Form 10 information required under Regulation S-K.

.

As used in this Form 8-K/A Current Report, unless the context requires or is otherwise indicated, the terms “we,” “us,” “our,” the “Registrant,” the “Company,” “our company” and similar expressions include the following entities (as defined below):

(1)

Realgold International, Inc. (“Realgold”), a corporation incorporated in the State of Nevada on November 22, 1996

(2)

Realgold Venture Pte Limited (“Realgold Venture”), a limited liability company formed under the laws of Hong Kong in December, 2011, the wholly owned subsidiary of Realgold International, Inc.

(3)

Zhuhai Tengfei Investment Co., Ltd. (“Tengfei Investment”), a limited liability company formed under the laws of the People’s Republic of China on February 16, 2012.

(4)

Zhuhai Tengda International Travel Agency Co., Ltd. (“Tengda Travel”), a limited liability company formed under the laws of the People’s Republic of China on December 23, 2011.

(5)

Zhuhai Tengda Business Hotel Co., Ltd. (“Tengda Hotel”), a limited liability company formed under the laws of the People’s Republic of China on January 16, 2006.

Item 1.01 Entry into a Material Definitive Agreement.

On November 22, 2012, Realgold International, Inc.’s (“Realgold”) wholly owned subsidiary Realgold Venture Pte Limited (“Realgold Venture”), a limited liability company formed under the laws of Hong Kong, entered into a Lease Management Agreement (“Lease Management Agreement”) with Zhuhai Tengfei Investment Co., Ltd. (“Tengfei Investment”), a limited liability company formed under the laws of the People’s Republic of China (“China” or “PRC”). Under the Lease Management Agreement, Tengfei Investment leased the managerial and operating rights of Zhuhai Tengda International Travel Agency Co., Ltd. (“Tengda Travel”), a wholly owned subsidiary of Tengfei Investment, to Realgold Venture. The major terms of the Lease Management Agreement are:

(1)

The term of the Lease Management Agreement is 20 years (November 20, 2012 to November 19, 2032).

(2)

The total lease fee is RMB 2,000,000 Yuan (approximately $320,760) (RMB 100,000 Yuan per year).

(3)

Realgold Venture is responsible for all the daily operations and management of Tengda Travel.

(4)

Realgold Venture is entitled to all the revenues of Tengda Travel.

(5)

Realgold Venture is responsible for all the expenses and costs of Tengda Travel.

On November 25, 2012, Realgold Venture entered into an Ownership Transfer Agreement (“Ownership Transfer Agreement’) with Tengfei Investment. Under the Ownership Transfer Agreement, Tengfei Investment transfers to Realgold Venture 100% of the ownership of Zhuhai Tengda Business Hotel Co., Ltd. (“Tengda Hotel”) for a total transfer price of RMB 400,000 Yuan (approximately $64,241).

On November 29, 2012, the Bureau of Science and Technology Industry Trade and Information of Zhuhai City approved the ownership transfer of Tengda Hotel to Realgold Venture. As of January 02, 2012, we have filed the notice of ownership transfer with Guangdong Province Department of Foreign Trade and Economic Cooperation.

Upon the completion of the said ownership transfer, Tengda Hotel becomes the wholly owned subsidiary of Realgold Venture.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As described under Item 1.01 of this Current Report, on November 22, 2012, our wholly owned Hong Kong subsidiary Realgold Venture entered into a Lease Management Agreement and started to lease manage Tengda Travel, a travel agency located in Zhuhai, Guangdong Province, China.

On November 25, 2012, our wholly owned Hong Kong subsidiary Realgold Venture entered into an Ownership Transfer Agreement and acquired the 100% ownership of Tengda Hotel (pending the filing of notice with Guangdong Province Department of Foreign Trade and Economic Cooperation), a business hotel located in Zhuhai, Guangdong Province, China

Upon the acquisition of Tengda Hotel and the start of lease management of Tengda Travel in November 2012, we started to engage in the travel agency and hotel business in China, through Tengda Travel and Tengda Hotel. Therefore, Realgold is no longer a Shell Company as defined in Rule 12b-2 of the Exchange Act.

Set forth below is our organizational chart

Form 10 Information Required under Regulation S-K

In the remainder of this current report on Form 8-K/A, “we, us or our” refers to Realgold, Realgold Venture, Tengda Travel and Tengda Hotel, collectively.

Organizational History

Realgold International, Inc. was incorporated under the laws of the State of Arizona on November 14, 1994 and on November 22, 1996, reincorporated in Nevada. On December 15, 2011, we filed an Amended and Restated Articles of Incorporation with the Secretary of State of Nevada changing our name from Piranha Ventures, Inc. to Realgold International Inc.  During December 2011, we established a subsidiary in Hong Kong, Realgold Venture Pte Limited.

Zhuhai Tengda International Travel Agency Co., Ltd. (“Tengda Travel”) is a limited liability company formed under the laws of the People’s Republic of China on December 23, 2011.

Zhuhai Tengda Business Hotel Co., Ltd. (“Tengda Hotel”) is a limited liability company formed under the laws of the People’s Republic of China on January 16, 2006.

Set forth below is the table of registered capital of Tengda Travel and Tengda Hotel:

Registered Capital
Zhuhai Tengda International Travel Agency Co., Ltd.	300,000 RMB Yuan
Zhuhai Tengda Business Hotel Co., Ltd.	500,000 RMB Yuan

Overview of the Business

We operate a travel agency through lease management and a hotel through direct ownership in China.

Travel Agency

We operate Tengda Travel through lease management. Tengda Travel is a travel agency located in Zhuhai, Guangdong Province, China. Through Tengda Travel, we provide the following travel services and products:

(1)

Packaged tours

Tengda Travel contracts with traffic service providers, accommodation providers and leisure service providers to purchase tickets, accommodation, leisure or entertainment packages in bulk and then resell them to our customers with a mark-up.

(2)

Reservation of hotel rooms and golf course.

Tengda Travel has contracted with a number of hotels and golf courses in China to offer the reservation services. Our customers receive confirmed bookings with those hotels and golf courses through us.

(3)

corporate conferences, exhibits and show events

Tengda Travel also occasionally organizes corporate conferences, exhibits and show events for our institutional customers, however, it is not one of our main lines of business.

Hotel

Tengda Hotel, our wholly owned subsidiary in China, operates a hotel (Tengda Business Hotel) in Zhuhai, Guangdong Province, China. Tengda Business Hotel was opened in late 2006. It is a three-star hotel with 54 guest rooms, 4 mahjong game rooms and many other amenities including fitness club, gym, business center, gift shop, meeting room , ballroom, game room, and a large parking lot.

Overview of Tourism and Accommodation Market in World and particularly in China

Tourism and accommodation have become major global businesses. Tourism is important and in some cases vital for many countries, such as France, Egypt, Greece, Lebanon, Israel, the United States, the United Kingdom, Spain, Italy, and Thailand, and many island nations, such as Mauritius, The Bahamas, Fiji, Maldives, Philippines and the Seychelles. It brings in large amounts of income in payment for goods and services available, and it creates opportunities for employment in the service industries associated with tourism. These service industries include transportation services, such as airlines, cruise ships and taxicabs; accommodation services, such as accommodations, including hotels and resorts; and entertainment venues, such as amusement parks, casinos, shopping malls, music venues and theatres.

With travel and tourism in the People’s Republic of China expected to grow over the next decade, China will become one of the most popular world destinations for foreign tourists. The unprecedented growth of new hotels and developments in the tourism industry over the past decade in China has led to a sustained need for trained professionals, which in turn has created increasing pressure on its human resources capacity.

Customers

Our customers are primarily tourists and business travelers. Our tourist customers are from mainland China, Hong Kong, Macau, Taiwan, Singapore, Malaysia and other southeastern Asian countries. We also assist other travel agencies to arrange their tours. In addition, we organize annual or quarterly corporate conferences and exhibition events for enterprises and institutional customers.

Our customers are diverse.  Most of our customers are individuals and none of our customers comprise more than 1% of our revenue.  The loss of any one of our customers will not have a material adverse effect on any segment of our business or our business, as a whole.

Our Competitors

There are hundreds of travel agencies and thousands of hotels in China. We are relatively very small compared to those province level or national level travel agencies and those large hotels. Due to the size of our operations and assets, neither our travel agency nor our hotel has any significant market share in China (less than 1% of the travel service and hotel service markets in China).

Insurance

As a travel agency, Tengda Travel subscribed to various types of travel insurance including visitors accidental injury insurance, personal accident travel insurance, accommodation tourist life insurance, travel assistance insurance and travel bailout insurance.

As a hotel, Tengda Hotel subscribed to various types of insurance including visitors accidental injury insurance and property insurance.

Government Regulation

Foreign Currency Exchange

Pursuant to the Foreign Currency Administration Rules promulgated on January 29, 1996 and amended on August 1, 2008, as well as various regulations issued by State Administration of Foreign Exchange (“SAFE”) and other relevant PRC government authorities, the RMB is freely convertible into a foreign currency for current account items, including trade-related receipts and payments, interest and dividends, but not for capital account items, such as direct equity investments, loans and repatriation of investment, unless prior approval from SAFE or a local branch has been obtained. Transactions that occur within the PRC must be settled in RMB. Almost all of our revenues will be settled in RMB and, any future restrictions on currency exchanges may limit our ability to use revenue generated in RMB to fund any future business activities outside China or to make dividend or other payments in U.S. dollars.

Travel Agency Regulatory Authority

Travel agencies are directly administrated by local tourism bureaus while these bureaus are attributed to China National Tourism Administration (“CNTA”). CNTA is the tourism policies and regulations maker and statistics distributor. Regulations on Administration of Tourism Agencies are formulated by CNTA.

Local government, local tourism supervisory authorities and local consumer associations perform supervisory duties. Tengda Travel is under the supervision of Zhuhai City Urban Tourism Bureau.

There are a series of regulations on the administration of travel agencies. Those who violated these regulations would be punished with fining, warning, business suspension, cancellation of the license or criminal penalties.

Hotel Regulatory Authorities

The hotel industry is regulated by multiple government authorizes including the Public Security Bureau, the Civil Defense Bureau, Trade and Industry Administration.  The hotel License is only issued and approved after review of these relevant departments.

License, Permit and Approval

We have all the following licenses, permits and approvals under PRC laws:

For travel agency:

Travel agency business license

Corporate Business License

Tax registration certificate

Organization code certificate

For hotel:

Fire inspection certificate

Special Trade License

Corporate Business License

Tax registration certificate

Organization code certificate

Intellectual Property

We do not own any intellectual property rights other than our legal business names which were reserved in our business license and may not be used by other parties.

Properties

Tengda Hotel leased an 8-story-building for hotel services from Zhuhai City Xiangzhou District Meihua Street Office under a lease agreement dated November 1, 2010 for a ten-year term commencing November 1, 2010 to October 31, 2020.  The rental expenses were $97,357 for the fiscal year ended March 31, 2012 as compared to $37,195 for the fiscal year ended March 31, 2011.

Environmental Laws

Our business operations are not subject to environmental laws.

Employees

As of January 24, 2012, Tengda Hotel has 16 employees, 10 of whom had entered into official employment agreements with Tengda Hotel. Tengda Travel has 22 employees, 15 of whom had entered into official employment agreements with Tengda Travel. In addition, Tengda Travel has 18 non-employee sales agents and 14 non-employee contracted tour guides.

Sales and Marketing

Tengda Hotel conduct direct sales and marketing. Tengda Travel uses both the direct sale and agency sale. Tengda Travel has 18 non-employee sales agents who are compensated with the commissions of the sales they made for Tengda Travel.

Management

Tan Lung Lai, President, Treasurer, Director, CEO and CFO of Realgold International, Inc, Malaysian, age 35. He is an Executive Director of Estancia Holding Sdn Bhd. He was appointed to the Board and as Chief Executive Office, Chief Financial Officer, Director, President, and Treasurer of Realgold in 2011. Mr. Tan has competencies in overseeing the total business management with expertise in identifying, pursuing and developing new projects and market position. With more than 10 years experience, he has successfully managed international trade business such as the exports and imports of electronic components and computer hardware such as RAM , IC chip and etc. He has also worked in hospitality industry at Genesis Jewel Hotel in Melaka, a vibrant tourist destination. He also explored the gold mining industry and acquired a land with rich mineral reservoir from Dataran Mineral Sdn Bhd in Kelantan.

Tan Po Hwa, director and secretary of Realgold International, Malaysian, age 30, graduated from Sekolah Menengah_Seri Kota in Year 2000. He also received a Certificate from Malaysian Insurance Institute in Year 2001. From Year 2001 to Year 2011, he served as an insurance representative at American International Assurance (AIA). His responsibilities included calling policy holders to explain the terms and conditions of the policies, calculating premium, customizing the insurance programs, selling various insurance products, developing and maintaining new accounts, and collecting information when claims are made.

Tan Po Hwa is the cousin of Tan Lung Lai,

None of our executive officers and board directors has been involved in any of the following proceeding during the past ten (10) years:

1.

any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.

 Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.

Being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Legal Proceedings

Currently we are not involved in any pending litigation or legal proceeding.

RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK AND UNCERTAINTY. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW, TOGETHER WITH THE OTHER INFORMATION CONTAINED IN THIS FORM 8-K/A, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS AND NOTES THERETO OF OUR COMPANY, BEFORE DECIDING TO INVEST IN OUR COMMON STOCK. THE RISKS DESCRIBED BELOW ARE NOT THE ONLY ONES FACING OUR COMPANY. ADDITIONAL RISKS NOT PRESENTLY KNOWN TO US OR THAT WE PRESENTLY CONSIDER IMMATERIAL MAY ALSO ADVERSELY AFFECT OUR COMPANY. IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS AND THE VALUE OF OUR COMMON STOCK COULD BE MATERIALLY AND ADVERSELY AFFECTED.

We face significant competition and may suffer from a loss of users and customers as a result.

We expect to face significant competition in our business, particularly from other companies that seek to provide similar services. Many of these competitors have significantly greater financial resources and more personnel than we do. They may also have longer operating histories and more experience in attracting and retaining and managing customers. They may use their experience and resources to compete with us in a variety of ways. If we fail to compete effectively, our business, financial condition and results of operation will be adversely affected.

We have a relatively short operating history and are subject to the risks of a new enterprise, any one of which could limit growth, or market development.

Our short operating history makes it difficult to predict how our businesses will develop. Accordingly, we face all of the risks and uncertainties encountered by early-stage companies, such as uncertain growth in the market for our services; and competition or evolving customer preferences that could harm our sales. If we are not able to meet the challenge of building our business, our growth may be slowed, which could result in lower margins, additional operational costs and lower income.

Our inability to fund our capital expenditure requirements may adversely affect our growth and profitability.

Our continued growth is dependent upon our ability to generate more revenue from our existing business and raise capital from outside sources. We believe that in order to continue to capture additional market share, we will have to raise more capital to fund our business operations. In the future we may be unable to obtain the necessary financing on a timely basis and on acceptable terms, and our failure to do so may adversely affect our financial position, competitive position, growth and profitability. Our ability to obtain acceptable financing at any time may depend on a number of factors, including: our financial condition and results of operations, the condition of the PRC economy and the advertising industry in the PRC, and conditions in relevant financial markets in the United States, the PRC and elsewhere in the world.

China’s economic conditions could affect our business.

All of our assets are located in China and almost all of our revenue is derived from our operations in China. Accordingly, our results of operations and prospects are subject, to a significant extent, to the economic, political and legal developments in China. While China’s economy has experienced a significant growth in the past twenty years, growth has been irregular, both geographically and among various sectors of the economy. Any significant decline in the condition of the PRC economy could adversely affect our customer demand, among other things, which in turn would have a material adverse effect on our business and financial condition.

China’s Restrictions on currency exchange may limit our ability to utilize our revenues effectively and may hamper our ability to remit income to the United States to pay dividends to our shareholders.

The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency outside of the PRC. We receive almost all of our revenues in Renminbi. Under the existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate government authorities is required in those cases in which Renminbi is to be converted into foreign currency and remitted out of the PRC to pay capital expenses, such as the repayment of bank loans denominated in foreign currencies. The PRC government also may at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our shareholders.

Since all our affiliated operating entities, business operations, revenues and assets are located in China, approximately 100% of the total net assets of all our subsidiaries are subject to Chinese government’s limitations on the transferability of Renminbi to foreign currencies and remittance of Renminbi out of China.

Shareholders could experience substantial dilution.

We may issue additional shares of our capital stock to raise additional cash for working capital.  If we issue additional shares of our capital stock, our shareholders will experience dilution in their respective percentage ownership in the company.

We have no present intention to pay dividends.

Neither during the preceding two fiscal years nor during the year ended March 31, 2012 did we pay dividends or make other cash distributions on our common stock, and we do not expect to declare or pay any dividends in the foreseeable future. We intend to retain any future earnings for working capital and to finance current operations and expansion of our business.

We may be subject to "penny stock" regulations.

The Securities and Exchange Commission, or SEC, has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).  Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and our sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer’s account.  In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules.  These additional sales practice and disclosure requirements could impede the sale of our securities. Whenever any of our securities become subject to the penny stock rules, holders of those securities may have difficulty in selling those securities.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

CERTAIN STATEMENTS IN THIS REPORT CONSTITUTE “FORWARD-LOOKING STATEMENTS.”  SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE OUR ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE SUCH A DIFFERENCE INCLUDE, AMONG OTHERS, UNCERTAINTIES RELATING TO GENERAL ECONOMIC AND BUSINESS CONDITIONS; INDUSTRY TRENDS; CHANGES IN DEMAND FOR OUR PRODUCTS AND SERVICES; UNCERTAINTIES RELATING TO CUSTOMER PLANS AND COMMITMENTS AND THE TIMING OF ORDERS RECEIVED FROM CUSTOMERS; ANNOUNCEMENTS OR CHANGES IN OUR PRICING POLICIES OR THAT OF OUR COMPETITORS; UNANTICIPATED DELAYS IN THE DEVELOPMENT, MARKET ACCEPTANCE OR INSTALLATION OF OUR PRODUCTS AND SERVICES; CHANGES IN GOVERNMENT REGULATIONS; AVAILABILITY OF MANAGEMENT AND OTHER KEY PERSONNEL; AVAILABILITY, TERMS AND DEPLOYMENT OF CAPITAL; RELATIONSHIPS WITH THIRD-PARTY EQUIPMENT SUPPLIERS; AND WORLDWIDE POLITICAL STABILITY AND ECONOMIC GROWTH. THE WORDS “BELIEVE,” “EXPECT,” “ANTICIPATE,” “INTEND” AND “PLAN” AND SIMILAR EXPRESSIONS IDENTIFY FORWARD-LOOKING STATEMENTS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE THE STATEMENT WAS MADE.

Overview

We operate a travel agency and a hotel in China through Zhuhai Tengda Business Hotel Co., Ltd. (“Tengda Hotel”) and Zhuhai Tengda International Travel Agency Co., Ltd. (Tengda Travel).

Tengda Travel is a travel agency located in Zhuhai, Guangdong Province, China. Through Tengda Travel, we provide packaged tour, air ticketing, reservation of hotel rooms and golf courses and organize corporate conferences, exhibitions and show events for its customers. Tengda Hotel operates a hotel (Tengda Business Hotel) in Zhuhai, Guangdong Province, China. Tengda Business Hotel was opened in late 2006. Tengda Hotel is a three-star hotel with 54 guest rooms, 4 mahjong game rooms and many other amenities including fitness club, gym, business center, gift shop, meeting room , ballroom, game room, and a large parking lot.

In fiscal year 2012, revenue from our Tengda Travel and Tengda Hotel represented 55.8% and 44.2% of our revenue, respectively. All of our revenue in fiscal year 2011 was generated from Tengda Hotel.

RESULTS OF OPERATIONS FOR SIX-MONTH PERIODS ENDED SEPTEMBER 30, 2012 AND SEPTEMBER 30, 2011

In the six months ended September 30, 2012, our net sales, gross profit, operating income and net loss all increased as compared with the same period in the preceding year. These increases were mainly due to the fact that Tengda Travel did not generate any revenue before January 2012 and it started to generate revenue since January 2012.

The following table shows the comparison of Tengda Hotel and Tengda travel’s results of operations, including net sales, gross profit, operating income and net income for the six month period ending September 30, 2012 and for the six months ended September 30, 2011.

	Six Months Ended September 30,
	2012	2011	Change
Net sales	$145,190	$49,017	196.2%
Cost of sales	110,166	46,897	134.9%
Gross profit	35,024	2,120	1,552.1%
Operating expenses	56,866	26,378	115.6%
Operating loss	(21,842)	(24,258)	(10.0%)
Net loss	$(21,836)	$(24,257)	(10.0%)

Net sales for the six months ended September 30, 2012 were $145,190, a 196.2% increase as compared to net sales of $49,017 for the corresponding period in 2011. The increase was due to the fact that Tengda Travel started to generate revenue since January 2012. In addition, the net sales from Tengda Hotel improved by 58.2% in the six months ended September 30, 2012 as compared to the same period of last fiscal year as a result of its increased marketing efforts.

Cost of goods sold increased to $110,166 for the six months ended September 30, 2012, a 134.9% increase as compared to $46,897 for the corresponding period in 2011. Our gross profit increased 1,552.1% to $110,166 for the six months ended September 30, 2012, from $46,897 for the corresponding period in 2011. Gross profit margin in percentage for the six months ended September 30, 2012 was 24.1% as compared to 4.3% for the corresponding period in 2011. The significant improvement in gross margin was mainly due to an increase in revenue from hotel service. Significant portions of our operating costs are fixed in the hotel services.  Thus, as the revenue increases, the fixed costs are spread over larger revenue .

Our operating expenses increased 115.6% to $56,866 for the six month period ended September 30, 2012 from $26,378 for the corresponding period in 2011. Our operating expenses consist of general and administrative and selling expenses. The increase in our operating expenses was substantially attributable to the combination of Tengda Travel’s operating results.

Net loss decreased by 10.0% to $21,836 for the six month period ended September 30, 2012 from $24,257 for the corresponding period in 2011. The improvement in net loss is mainly due to an increase in sales and gross margin, which was partially offset by an increase in operating expenses, as discussed previously.

LIQUIBITY AND CAPITAL RESOURCES

We financed our operations and expansion from cash flow from operations and contribution from our shareholders. The table below sets forth certain items on our balance sheet reflecting the changes to our financial condition as of September 30, 2012 from our financial condition as of March 31, 2011.

	As of Sept. 30	As of Mar. 31
	2012	2012	Change
Cash and cash equivalents	$13,692	$3,608	279.5%
Shareholders receivable	-	28,676	(100.0%)
Accounts payable	13,815	-	-
Accrued expenses and other payables	1,039	844	23.1%
Shareholders payable	48,525	-	-

Cash and cash equivalents reached $13,692 as of September 30, 2012, an increase of 279.5% from $3,608 as of March 31, 2012. The large increase was primarily due to the repayment of shareholders during the six months ended September 30, 2012.

Current liabilities were $63,379 as of September 30, 2012, representing an increase of 7,469% as compared to $844 at the beginning of the year.  The increase in current liability was mainly due to the deposit paid to two contracted hotels, Kindo Hotel and Nanyang Hotel, which was funded by shareholders payable.

Management anticipates that the Company will incur more costs including legal and accounting fees to locate and complete a merger or acquisition. Management intends to provide loans or sell equity to cover the cost for the foreseeable future.

RESULTS OF OPERATIONS FOR FISCAL YEARS ENDED MARCH 31, 2012 AND MARCH 31, 2011

The following table presents the comparison of our combined net sales, cost of sales, gross profit, operating expenses, operating loss and net loss for fiscal year ended  March 31, 2012 and 2011, respectively:

	Fiscal Year Ended March 31,
	2012	2011	Change
Net sales	$131,461	$75,168	74.9%
Cost of sales	115,594	37,195	210.8%
Gross profit	15,867	37,973	(58.2%)
Operating expenses	59,767	41,161	45.2%
Operating loss	(43,900)	(3,188)	1277.0%
Net loss	$(43,886)	$(3,184)	1278.3%

Net sales were $131,461 for fiscal year ended March 31, 2012, a 74.9% increase as compared to net sales of $75,168 for the fiscal year ended March 31, 2011. The increase was due to the fact that Tengda Travel started to generate revenue since January 2012.

Cost of goods sold increased to $115,594 for the fiscal year ended March 31, 2012, an increase of 210.8% as compared to $37,195 for the fiscal year ended March 31, 2011. Our gross profit decreased 58.2% to $15,867 for the fiscal year ended March 31, 2012, from $37,973 for the fiscal year ended March 31, 2011. Gross profit margin in percentage for the fiscal year ended March 31, 2012 was 12.1% as compared to 50.5% for the fiscal year ended March 31, 2011. The decrease in net profit margin was mainly due to a significant increase in hotel rental expenses. Tengda Hotel leased an 8-story-building for hotel services from Zhuhai City Xiangzhou District Meihua Street Office under a lease agreement dated November 1, 2010 for a ten-year term commencing November 1, 2010 to October 31, 2020.  The rental expenses were $97,357 for the fiscal year ended March 31, 2012 as compared to $37,195 for the fiscal year ended March 31, 2011.

Our operating expenses were $59,767 for the fiscal year ended March 31, 2012, an increase of 45.2% as compared to $41,161for the fiscal year ended March 31, 2011. The increase in our operating expenses was substantially attributable to the combination of Tengda Travel’s operating results.

Net loss was $43,886 for the fiscal year ended March 31, 2012, as compared to $3,184 for the fiscal year ended March 31, 2011.  The increase in net loss is mainly due to a decrease in gross margin and an increase in operating expenses, as discussed previously.

LIQUIDITY AND CAPITAL RESOURCES

The table below sets forth certain items on our balance sheet reflecting the changes to our financial condition as of March 31, 2012 from our financial condition as of March 31, 2011.

	As of Mar. 31	As of Mar. 31
	2012	2012	Change
Cash and cash equivalents	$3,608	$199	1,713.1%
Shareholders receivable	28,676	27,086	5.9%
Accounts payable	-	-	-
Accrued expenses and other payables	844	798	5.8%

As of March 31, 2012, we had cash and cash equivalents of $3,608, an increase of $3,409, or 1,713.1%, from $199 as of March 31, 2011. Our working capital has historically been generated from our operating cash flows, advances from our customers and contribution from our shareholders.  Our working capital was $3,249 as of March 31, 2012, an increase of $2,764 compared to working capital of $485 of March 31, 2011, mainly due to an increase in cash and cash equivalent. The most significant sources of increase in working capital in fiscal year 2012 were the capital contribution of $47,662 from our shareholders.

Currently liabilities were $844 as of March 31, 2012, representing an increase of 5.8 % as compared to $798 at the beginning of the year.  The current liability mainly consisted of other tax payables.

Management anticipates that the Company will incur more costs including legal and accounting fees to locate and complete a merger or acquisition. Management intends to provide loans or sell equity to cover the cost for the foreseeable future.

Critical Accounting Policies

Basis of presentation

The Company’s accounting policies used in the preparation of the accompanying combined financial statements conform to accounting principles generally accepted in the United States of America ("US GAAP") and have been consistently applied.

Principles of combination

The accompanying combined financial statements include the accounts of the Company and its affiliate under common control.  All significant inter-company accounts and transactions have been eliminated in combination.

Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of reporting cash flows, the Company considers all highly-liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Revenue Recognition

The Company recognizes revenue when the following four conditions are present: (1) persuasive evidence of an agreement exists, (2) the price is fixed or determinable, (3) delivery has occurred or services are rendered, and (4) collection is reasonably assured.

Credit risk

The Company may be exposed to credit risk from its cash and fixed deposits at banks.  No allowance has been made for estimated irrecoverable amounts determined by reference to past default experience and the current economic environment.

Property, plant and equipment

Fixed assets, comprising office equipment are stated at cost less accumulated depreciation. Depreciation for office equipment, except computers, is computed using the straight-line method over the estimated useful lives of 5 years. Depreciation for computers is computed using the straight-line method over the estimated useful lives of 3 years.

Comprehensive income

Comprehensive income is defined as the change in equity of a company during a period from transactions and other events and circumstances excluding transactions resulting from investments from owners and distributions to owners. For the Company, comprehensive income for the periods presented includes net income and foreign currency translation adjustments.

Income taxes

Income taxes are provided on an asset and liability approach for financial accounting and reporting of income taxes.  Current tax is based on the profit or loss from ordinary activities adjusted for items that are non-assessable or disallowable for income tax purposes and is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date.  Deferred income tax liabilities or assets are recorded to reflect the tax consequences in future differences between the tax basis of assets and liabilities and the financial reporting amounts at each year end.  A valuation allowance is recognized if it is more likely than not that some portion, or all, of a deferred tax asset will not be realized.

Foreign currency translation

Assets and liabilities of the Company with a functional currency other than US$ are translated into US$ using year end exchange rates. Income and expense items are translated at the average exchange rates in effect during the year. Foreign currency translation differences are included as a component of Accumulated Other Comprehensive Income in Stockholders’ Equity.

The exchange rates used to translate amounts in RMB into USD for the purposes of preparing the combined financial statements were as follows:

	2012	2011
Year end RMB : USD exchange rate	6.2970	6.5440
Average yearly RMB : USD exchange rate	6.4025	6.7214

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions.  No representation is made that the RMB amounts could have been, or could be, converted into USD at the rates used in translation.

Post-retirement and post-employment benefits

The Company contributes to a state pension plan in respect of its PRC employees. Other than the above, the Company does not provide any other post-retirement or post-employment benefits.

Recently Issued Accounting Pronouncements

The Company has reviewed recently issued, but not yet adopted, accounting standards in order to determine their effects, if any, on its results of operations, financial position or cash flows.  Based on that review, the Company believes that none of these pronouncements will have a significant effect on its financial statements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of January 24, 2013, with respect to the beneficial ownership of Realgold’s Common Stock by each director of Realgold and each person known by Realgold to be the beneficial owner of more than 5% of Realgold’s outstanding shares of Common Stock.  At January 24, 2013, there were 51,960,101 shares of common stock outstanding.  For purposes of this table, information as to the beneficial ownership of shares of common stock is determined in accordance with the rules of the Securities and Exchange Commission and includes general voting power and/or investment power with respect to securities. Except as otherwise indicated, all shares of our common stock are beneficially owned, and sole investment and voting power is held, by the person named. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock, which such person has the right to acquire within 60 days after the date hereof. The inclusion herein of such shares listed beneficially owned does not constitute an admission of beneficial ownership.

Title of Class	Name of Beneficial Owner	Number of Shares Owned	Percent of Class
			(1)
	Principal Stockholders (5% of more)

Common	Guohua Li Room 902 No.1 Unit No.1 Bldg Meilinyazhu, Zhuhai City, Guangdong Province, China	5,000,000	9.62%

Common	Lim Geok Kim 100-D Jalan Panjang Melaka, Malaysia 75000	5,000,000	9.62%

Common	Lee Kim Chaw No 627 Taman Bahagia Bukit Baru Melaka, Malaysia 75150	3,790,000	7.29%

Common	All of Principal Stockholders (5% of more)	13,790,000	26.54%

	Director(s) and Officers:

Common	Tan Lung Lai (2) 69-2, Jalan Taman Melaka Raya 25, Taman Melaka Raya, 75000 Melaka, Malaysia.	991,951	1.91%

Common	Tan Po Hwa (3) 69-2, Jalan Taman Melaka Raya 25, Taman Melaka Raya, 75000 Melaka, Malaysia.	0	0.00%

Common	All Officers and Director as a Group	991,951	1.91%

(1)

Calculated based on the 51,960,101 shares of common stock outstanding as of January 24, 2012.

(2)

As of January 24, 2013, our CEO, CFO , Director and President Tan Lung Lai holds 991,951 shares of common stock and 20,000 shares of Series A Preferred Stock, which entitle him to a total of 20,991,951 votes, which represent approximately 40.4% of the total votes represented by all our issued and outstanding common stock and preferred stock.

(3)

Tan Po Hwa is Tan Lung Lai’s cousin.

Involvement in Certain Legal Proceedings

To the knowledge of us, no executive officer or director has been involved in the last ten (10) years in any of the following:

Any bankruptcy petition filed by or against any business or property of such person, or of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

Being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

Being the subject of or a party to any judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated relating to an alleged violation of any federal or state securities or commodities law or regulation, or any law or regulation respecting financial institutions or insurance companies, including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail, fraud, wire fraud or fraud in connection with any business entity; or

Being the subject of or a party to any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act, any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board Committees

We have not yet implemented any board committees.

Audit Committee

We do not have a standing audit committee, an audit committee financial expert, or any committee or person performing a similar function. We currently have limited working capital and no revenues. Management does not believe that it would be in our best interests at this time to retain independent directors to sit on an audit committee. If we are able to raise sufficient financing in the future, then we will likely seek out and retain independent directors and form an audit, compensation committee and other applicable committees.

Dividend Policy

We do not currently intend to pay any cash dividends in the foreseeable future on our common stock and, instead, intend to retain earnings, if any, for future operation and expansion.  Any decision to declare and pay dividends in the future will be made at the discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions and other factors that our board of directors may deem relevant.

Equity Compensation Plan Information

We currently do not have any equity compensation plans.

RECENT SALES OF UNREGISTERED SECURITIES

Realgold International, Inc has sold shares of its common stock and preferred stock as follows:

On November 21, 2012, the Company entered into a Regulation S Stock Purchase Agreement with a group of 35 non-US individual purchasers (“Purchasers”). Under the Agreement, the Company issued a total of Forty-Four Million Six Hundred Ninety Thousand (44,690,000) shares of common stock to Purchasers for a total price of $ 446,900 ($ 0.01 per share).

On December 16, 2011, the Company entered into a Regulation S Stock Purchase Agreement with a group of 64 non-US individual purchasers (“Purchasers”). Under the Agreement, the Company will issue a total of 6,000,000 shares of common stock to Purchasers for a total price of $ 600,000 ($ 0.10 per share). The 6,000,000 shares of common stock were issued on February 20, 2012. The issuance of the 6,000,000 shares is pursuant to the exemption provided by Regulation S. None of the Purchasers is a US person and the transactions underlying the Agreement are carried out outside the US.

On December 15, 2011, the Company entered into a Series A Preferred Stock Purchase Agreement with Tan Lung Lai, our President, CEO and CFO. Under the Agreement, the Company will issue 20,000 shares of Series A Preferred Stock to Tan Lung Lai for a total price of $ 20,000. Series A Preferred Stock is a class of preferred stock that the Company created on November 2, 2011. One share of Series A Preferred Stock may be converted into 1,000 shares of Common Stock. The 20,000 shares of Series A Preferred Stock that Tan Lung Lai purchases from Company may be converted into 20,000,000 shares of common stock. The holder of each one share of Series A Preferred Stock is entitled to 1,000 votes. Therefore, the 20,000 Shares of Series A Preferred Stock that Tan Lung Lai purchases from Company grant Tan Lung Lai with 20,000,000 votes of voting right. The 20,000 shares of Series A Preferred Stock were issued to Tan Lung Lai on February 20, 2012. The sale of the 20,000 shares of Series A Preferred Stock has not been registered with the SEC and was pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

On December 30, 2010, the Company offered and sold 55,556 shares of its common stock for $0.045 per share to qualified purchasers through an offer and sale in compliance with exemptions from state and federal registration requirements.

On November 9, 2010, the Company converted its outstanding related party notes payable totaling $2,500 into 55,556 shares of Common Stock.

On June 15, 2010, the Company converted its outstanding related party notes payable totaling $5,000 into 111,111 shares of Common Stock.

On June 15, 2010, the Company offered and sold 166,667 shares of its common stock for $0.045 per share to qualified purchasers through an offer and sale in compliance with exemptions from state and federal registration requirements.

All conversions and stock sales in 2010 were to accredited investors and primarily to management.  All conversions and sales related to the issuance of common stock were pursuant to Section 4(2) of the Securities Act.

In 2009, the Company sold 3,888,885 shares to seven accredited investors.  The aggregate purchase price was $17,500.  The sale was pursuant to 4(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act.  In December 2009, the Company issued 5,500,733 shares of common stock for conversion of a promissory note in the amount of $24,753 and issued 1,246,533 shares of common stock for the conversion of a promissory note in the amount of $5,610.  The 1,246,533 shares were issued to Curtis Olsen, a former director of the Company, and the 5,500,733 shares were issued to a corporation controlled by Kip Eardley, a former director and officer of the Company.  The shares were issued pursuant to 4(2) of the Securities Act.

In 2007, the Company sold 100,000 shares of its 1997 Series Preferred Stock which carries a voting preference of allowing the holder to have 50 votes for every one share of Preferred Stock held.  The shares were sold

to one person under section 4(2) of the Securities Act at a purchase price of $5,000.   The shares of Preferred Stock were converted into shares of Common Stock in December 2009.

EXECUTIVE COMPENSATION

Since inception, we have not paid any cash or non-cash executive compensation (including stock options or awards, perquisites, or deferred compensation plans), whatsoever, to the officers or directors.

The following tables set forth certain summary information concerning all plan and non-plan compensation awarded to, earned by, or paid to the named executive officers and directors by any person for all services rendered in all capacities to the Company in the past two fiscal years:

Name of Executive Officer and/or Director	Position	Fiscal Years	Salary	Bonus and Other Compensation	Securities Underlying Stock Options

Tan Lung Lai	President/CEO/CFO/Director/Treasurer	2012	$ 0	$ 0	$ 0
		2011	$ 0	$ 0	$ 0
Tan Po Hwa	Secretary, Director	2012	$ 0	$ 0	$ 0
		2011	$ 0	$ 0	$ 0

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None

Policy for Approval of Related Party Transactions

We do not currently have a formal related party approval policy for review and approval of transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

LEGAL PROCEEDINGS

The Company does not have any material proceedings pending nor is it aware of any pending investigation or threatened litigation by any third party.

MARKET PRICE OF AND DIVIDENDS ON THE COMPANY’S COMMON STOCK

AND RELATED SHAREHOLDER MATTERS

Realgold’s Common Stock is quoted on the over the counter bulletin board under the symbol “REGO”.  The following table represents the high and low per share bid information for our common stock for each quarterly period in fiscal 2012, 2011, and 2010. Such high and low bid information reflects inter-dealer quotes, without retail mark-up, mark-down or commissions and may not represent actual transactions.

	Year Ended 2012
	High	Low
Quarter ended December 31	$ 1.23	0.71
Quarter ended September 30	1.23	0.70
Quarter ended June 30	1.42	0.72
Quarter ended March 31	1.50	0.60

	Year Ended 2011
	High	Low
Quarter ended December 31	$ 2.00	$ 0.55
Quarter ended September 30	1.01	0.25
Quarter ended June 30	0.51	0.04
Quarter ended March 31	0.07	0.04

	Year Ended 2010
	High	Low
Quarter ended December 31	$ 0.06	$ 0.04
Quarter ended September 30	0.051	0.04
Quarter ended June 30	0.06	0.04
Quarter ended March 31	0.07	0.04

All prices listed herein reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not represent actual transactions.  Since its inception, Realgold has not paid any dividends on its Common Stock, and Realgold does not anticipate that it will pay dividends in the foreseeable future. At January 24, 2013, Realgold had 116 stockholders of record.  As of January 24, 2013, Realgold had 51,960,101 shares of its Common Stock issued and outstanding.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 29, 2012, Realgold International, Inc. changed its fiscal year end from December 31 to March 31.

Item 5.06 Change in Shell Company Status

Upon the acquisition of Tengda Hotel and the start of lease management of Tengda Travel in November 2012, we started to engage in the travel agency and hotel business in China, through Tengda Travel and Tengda Hotel. Therefore, Realgold is no longer a Shell Company as defined in Rule 12b-2 of the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements to Be Inserted

1.

Audited Combined Financial Statements of Zhuhai Tengda Business Hotel Co, Ltd. for the Years ended March 31, 2012 and 2011, attached to this Form 8-K/A as Exhibit 99.1.

2.

Unaudited Combined Financial Statements of Zhuhai Tengda Business Hotel Co., Ltd. and Zhuhai Tengda International Travel Agency Co., Ltd. for the Six Months Ended September 30, 2012 and 2011, attached to this Form 8-K/A as Exhibit 99.2.

3.

Pro Forma Financial Statement, attached to this Form 8-K/A as Exhibit 99.3.

 (c)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report.

Exhibit No.	Description
10.1	Lease Management Agreement
10.2	Ownership Transfer Agreement
99.1	Audited Combined Financial Statements of Zhuhai Tengda Business Hotel Co, Ltd. for the Years ended March 31, 2012 and 2011
99.2	Unaudited Combined Financial Statements of Zhuhai Tengda Business Hotel Co., Ltd. and Zhuhai Tengda International Travel Agency Co., Ltd. for the Six Months Ended September 30, 2012 and 2011
99.3	Pro Forma Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Realgold International, Inc.

By:

/s/ Tan Lung Lai

Tan Lung Lai

CEO, CFO

Date: January 25, 2013